UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

________________________

CURRENT REPORT

Pursuant to Section 13 or 15(D)

of the Securities Exchange Act of 1934

December 3, 2023

Date of report (Date of earliest event reported)

________________________

Agile Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

________________________

Delaware	001-36464	23-2936302
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

, New Jersey
500 College Road East, Suite 310 Princeton, New Jersey (Address of principal executive offices)	08540 (Zip Code)

Registrant's telephone number, including area code (609) 683-1880 (Former name or former address, if changed since last report) ________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AGRX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information regarding the Warrant Amendment and Additional Issuance Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information regarding the Warrant Amendment and Additional Issuance Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

Item 3.03. Material Modification to Rights of Security Holders.

The information regarding the Warrant Amendment and Additional Issuance Agreement (as defined below) set forth in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03

Item 8.01. Other Events.

On December 3, 2023, Agile Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Warrant Amendment and Additional Issuance Agreement (“Warrant Amendment and Additional Issuance Agreement”) relating to the amendment of warrants to purchase shares of common stock, par value $0.0001 per share (“Common Stock”), that were issued in transactions on March 14, 2022, April 25, 2022, and May 25, 2023 (collectively, the “Warrants”). Collectively, the Warrants represent the right to purchase approximately 3.8 million shares of Common stock. Under the terms of the Warrant Amendment and Additional Issuance Agreement, the holder agreed to revise provisions related to the use of a Black-Scholes model to value the Warrants in the event of a change of control transaction. The holder also agreed to revise provisions related to the cashless exercise of the Warrants. In exchange for the holder’s agreement to amend the Warrants, the Company agreed to issue an additional new warrant (the “New Warrant”) to purchase 1,005,560 shares of Common Stock.

The New Warrant has an exercise price of $2.09 per share of Common Stock. The New Warrant is exercisable six months after issuance and will expire five years from the date that the New Warrant is initially exercisable. The exercise price of the New Warrant is subject to adjustment for stock splits, reverse splits, and similar capital transactions as described in the New Warrant. The New Warrant was issued pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company intends to use the revisions to the Warrants to support the reclassification of the Warrants from a liability and to account for the Warrants as a component of stockholders’ equity on the Company’s balance sheet. The Company also intends to use the reclassification of the Warrants as part of its plan to regain compliance with the Nasdaq listing requirements relating to minimum shareholders’ equity.

The Warrant Amendment and Additional Issuance Agreement and the New Warrant are filed as exhibits to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01.Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number		Description
4.1	s	Form of New Warrant.
10.1		Form of Warrant Amendment and Additional Issuance Agreement.
10.4		Cover Page Interactive Data File (Embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agile Therapeutics, Inc.

Dated: December 4, 2023	By:	/s/ Alfred Altomari
	Name:	Alfred Altomari
	Title:	Chairperson and Chief Executive Officer